Exhibit 32.2

STATEMENT OF THE CHIEF FINANCIAL OFFICER

OF KNOLOGY, INC.

PURSUANT TO 18 U.S.C. § 1350

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies in his capacity as an officer of Knology, Inc. (the “Company”) that, to his knowledge, this Quarterly Report on Form 10-Q for the three months ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (this “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 6, 2009	/s/ M. Todd Holt
M. Todd Holt
Chief Financial Officer